Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Third Quarter 2017 Results
Delivers Strong Profitability and Outlook

Singapore – August 2, 2017 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its third fiscal quarter ended July 1, 2017. The Company reported third quarter net revenue of $243.9 million and a diluted EPS of $0.43. The adjusted non-GAAP diluted EPS was $0.62 after exclusion of a unique charge and favorable tax credit as detailed below.

Quarterly Results
	Fiscal Q3 2017	Change vs. Fiscal Q3 2016	Change vs. Fiscal Q2 2017
Net Revenue	$243.9 million	up 12.7%	up 22.2%
Gross Profit	$111.7 million	up 11.7%	up 23.7%
Gross Margin	45.8%	down 40 bps	up 60 bps
Income from Operations	$11.5 million	down 70.3%	down 64.8%
Operating Margin	4.7%	down 1310 bps	down 1160 bps
Net Income	$30.8 million	down 3.1%	up 6.1%
Net Margin	12.6%	down 210 bps	down 190 bps
EPS – Diluted	$0.43	down 4.4%	up 7.5%

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “We continue to benefit from the strong industry environment, improved market dynamics and new opportunities in our core business and expanding portfolio. In parallel, we remain focused on further enhancing exposure and alignment to several other meaningful near and long-term opportunities."

During the June quarter the Company incurred a one-time, non-cash impairment charge of $35.2 million as well as a favorable foreign tax credit of $20.9 million. Excluding this unique charge and credit resulted in an adjusted non-GAAP net income of $45.1 million and diluted EPS of $0.62.

Third Quarter Fiscal 2017 Key Product Trends

•	Ball bonder equipment net revenue increased by 19.0% over the March quarter.

•	Wedge bonder equipment net revenue decreased by 5.9% over the strong March quarter.

Third Quarter Fiscal 2017 Financial Highlights

•	Net revenue of $243.9 million.

•	Gross margin of 45.8%.

•	Net income of $30.8 million or $0.43 per share.

•	Cash, cash equivalents, restricted cash and short-term investments were $593.9 million as of July 1, 2017.

Fourth Quarter Fiscal 2017 Outlook

The Company currently expects net revenue in the fourth fiscal quarter of 2017 ending September 30, 2017 to be approximately $200 million to $215 million, a 42% improvement over the same period in the prior year.

Looking forward, Dr. Fusen Chen commented, "As we aggressively work toward optimizing our existing businesses, accomplishing our development goals and executing on existing and new growth initiatives, such as the recent Liteq acquisition, we anticipate fundamental enhancements to our value proposition."

K&S anticipates revenue for its full fiscal year 2017 to fall between $793 million and $808 million, an approximately 28% improvement over the prior fiscal year.

Earnings Conference Call Details

A conference call to discuss these results will be held today, August 2, 2017, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 9, 2017 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13666382. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2016 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net revenue	$243,897	$216,414	$593,149	$481,348
Cost of sales	132,199	116,374	322,842	261,240
Gross profit	111,698	100,040	270,307	220,108

Operating expenses:
Selling, general and administrative	35,356	36,776	94,398	94,928
Research and development	25,980	22,960	72,505	69,593
Impairment charges	35,207	—	35,207	—
Amortization of intangible assets	1,521	1,665	4,565	4,996
Restructuring	2,170	17	2,282	1,965
Total operating expenses	100,234	61,418	208,957	171,482
Income from operations	11,464	38,622	61,350	48,626
Other income (expense):
Interest income	1,751	972	4,502	2,295
Interest expense	(264)	(290)	(787)	(839)
Income before income taxes	12,951	39,304	65,065	50,082
Income tax (benefit) expense	(17,867)	7,519	(10,377)	13,299
Share of results of equity-method investee, net of tax	7	—	7	—
Net income	$30,811	$31,785	$75,435	$36,783

Net income per share:
Basic	$0.43	$0.45	$1.06	$0.52
Diluted	$0.43	$0.45	$1.05	$0.52

Weighted average shares outstanding:
Basic	71,063	70,379	70,960	70,502
Diluted	72,483	70,843	72,169	70,802

	Three months ended		Nine months ended
Supplemental financial data:	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Depreciation and amortization	$3,964	$4,019	$11,739	$12,221
Capital expenditures	3,803	1,480	21,909	4,396
Equity-based compensation expense:
Cost of sales	97	98	344	323
Selling, general and administrative	2,179	1,331	7,363	2,021
Research and development	514	472	1,763	1,592
Total equity-based compensation expense	$2,790	$1,901	$9,470	$3,936

	As of
	July 1, 2017	July 2, 2016
Backlog of orders [1]	$198,592	$82,976
Number of employees	3,299	2,743

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 1, 2017	October 1, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$455,357	$423,907
Restricted cash	28,572	—
Short-term investments	110,000	124,000
Accounts and other receivable, net of allowance for doubtful accounts of $82 and $506 respectively	214,147	130,455
Inventories, net	126,382	87,295
Prepaid expenses and other current assets	25,027	15,285
TOTAL CURRENT ASSETS	959,485	780,942

Property, plant and equipment, net	66,233	50,342
Goodwill	46,065	81,272
Intangible assets, net	46,244	50,810
Deferred income taxes	27,593	16,822
Equity investments	1,305	—
Other assets	1,991	2,256
TOTAL ASSETS	$1,148,916	$982,444

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$87,151	$41,813
Accrued expenses and other current liabilities	101,261	63,954
Income taxes payable	10,181	12,830
TOTAL CURRENT LIABILITIES	198,593	118,597

Financing obligation	16,031	16,701
Deferred income taxes	32,324	27,697
Other liabilities	14,197	12,931
TOTAL LIABILITIES	261,145	175,926

SHAREHOLDERS' EQUITY
Common stock, no par value	504,155	498,676
Treasury stock, at cost	(139,594)	(139,407)
Retained earnings	525,410	449,975
Accumulated other comprehensive loss	(2,200)	(2,726)
TOTAL SHAREHOLDERS' EQUITY	887,771	806,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,148,916	$982,444

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net cash provided by operating activities	$25,188	$35,437	$68,166	$34,458
Net cash used in investing activities, continuing operations	(4,185)	(1,847)	(36,584)	(3,639)
Net cash provided used in financing activities, continuing operations	(162)	(102)	(805)	(14,195)
Effect of exchange rate changes on cash and cash equivalents	(687)	647	673	890
Changes in cash and cash equivalents	20,154	34,135	31,450	17,514
Cash and cash equivalents, beginning of period	435,203	481,993	423,907	498,614
Cash and cash equivalents, end of period	$455,357	$516,128	$455,357	$516,128

Restricted cash	28,572	—	28,572	—
Short-term investments	110,000	—	110,000	—
Total cash, cash equivalents, restricted cash and short-term investments	593,929	516,128	593,929	516,128